Exhibit 3.3

BYLAWS

OF

MAVERICK SPECIALTY, INC.

A Delaware Corporation

(Adopted as of March 5, 2021)

ARTICLE I.

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. An annual meeting of the stockholders shall be held each year. The date, time and place, if any, of the annual meeting shall be determined by either the board of directors or the president of the corporation. No annual meeting of the stockholders need be held if not required by the certificate of incorporation or by the General Corporation Law of the State of Delaware.

Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place (if any), within or without the State of Delaware, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the president.

Section 3. Place of Meetings. The board of directors or the president may designate a place (if any), either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, then the place of meeting shall be the principal executive office of the corporation. If stockholders are permitted to participate or be deemed present at a stockholder meeting by means of remote communications, the procedures set forth in Section 211(a) of the General Corporation Law of the State of Delaware shall apply.

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. All such notices shall be delivered, either personally, by mail, by facsimile or by email, by or at the direction of the board of directors, the president or the secretary, and such notice shall be deemed to be delivered (i) upon confirmation of receipt if sent by facsimile, email or personal delivery or (ii) three days after being deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Stockholders List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6. Quorum. The holders of a majority of the votes represented by the issued and outstanding shares of capital stock entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise required by statute or by the certificate of incorporation. If a quorum is not present, the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place, if any. The chairperson of the meeting shall also have the power to adjourn a stockholder meeting, whether or not a quorum is present. The chairperson of a stockholder meeting shall be the president of the corporation or such other person designated by the board of directors.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, if any, notice need not be given of the adjourned meeting if the time, place and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of the State of Delaware, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation or any amendments thereto and subject to Section 3 of ARTICLE VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11. Conduct of Business. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 12. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days after the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, in accordance with Section 228(e) of the General Corporation Law of the State of Delaware (as amended from time to time). Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 13. Action by Telegram, Cablegram or Other Electronic Transmission Consent. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section; provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (b) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors.

ARTICLE III.

DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2. Number, Election and Term of Office. The number of initial directors shall be one (1), and thereafter the number of directors shall be established from time to time by resolution of the board of directors in accordance with the next sentence. The board of directors shall consist of that number of directors as determined from time to time by the board of directors, but shall in no event exceed ten. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this ARTICLE III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the voting power of the shares entitled to vote thereon. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors, even if less than a quorum. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. Notwithstanding the foregoing, any such vacancy shall automatically reduce the number of directors pro tanto until such time as such vacancy is filled, whereupon the number of directors shall be automatically increased pro tanto.

Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without notice immediately after, and at the same place, if any, as the annual meeting of stockholders.

Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office. Special meetings of the board of directors may be called from time to time by any director, and such director calling such meeting may fix the date, time and place (if any) of such meeting. Notice of each special meeting of the board of directors stating the date, place, if any, and time of such meeting shall be given to each director by hand, telephone, telecopy, electronic mail, overnight courier or U.S. mail at least twenty-four hours’ prior to any special meeting of the board of directors. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 7. Quorum, Required Vote and Adjournment. Each director shall be entitled to one vote. Directors then in office holding a majority or the votes of all directors (or such greater number required by applicable law) shall constitute a quorum for the transaction of business. The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8. Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11. Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV.

OFFICERS

Section 1. Number. The officers of the corporation shall be elected by the board of directors and may consist of a chairman of the board, a president, a chief executive officer, a chief financial officer, one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors at the first meeting of the board of directors and from time to time thereafter. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6. The President. The president shall be the chief executive officer of the corporation, and subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall have the power to execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the board of directors (or by another authorized person) to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these bylaws.

Section 7. Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these bylaws may, from time to time, prescribe.

Section 8. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or bylaw, and shall have such powers and perform such duties as the board of directors, the president or these bylaws may, from time to time, prescribe. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

Section 9. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as the board of directors, the president or these bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

Section 10. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may, from time to time, be prescribed by resolution of the board of directors.

Section 11. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 of this ARTICLE V shall be a contract right and shall include the obligation of the corporation to pay the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advance of Expenses”); provided, however, that, if and to the extent that the General Corporation Law of the State of Delaware requires, an Advance of Expenses incurred by an Indemnitee in his or her capacity as a director, manager or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal a that such Indemnitee is not entitled to be indemnified for such expenses under this Section 1 of this ARTICLE V or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers. The corporation hereby acknowledges that certain directors and officers affiliated with institutional investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by such institutional investors or certain of their affiliates (collectively, the “Institutional Indemnitors”). The corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Institutional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Indemnitee in accordance with this Article V without regard to any rights the Indemnitee may have against the Institutional Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The corporation further agrees that no advancement or payment by the Institutional Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the corporation shall affect the foregoing and the Institutional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the corporation.

Section 2. Procedure for Indemnification. Any indemnification of a director or officer of the corporation or Advance of Expenses under Section 1 of this ARTICLE V shall be made promptly, and in any event within forty-five days (or, in the case of an Advance of Expenses, twenty days), upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE V is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or Advance of Expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an Advance of Expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the Advance of Expenses where the Undertaking required pursuant to Section 1 of this ARTICLE V, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 1 of this ARTICLE V shall be the same procedure set forth in this Section 2 of this ARTICLE V for directors or officers, unless otherwise set forth in the action of the board of directors providing indemnification for such employee or agent.

Section 3. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware.

Section 4. Service for Subsidiaries. Any person serving as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 10% of whose equity interests are owned, directly or indirectly, by the corporation shall be conclusively presumed to be serving in such capacity at the request of the corporation.

Section 5. Reliance. Persons who, after the date of the adoption of this provision, become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, manager, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, Advance of Expenses and other rights contained in this ARTICLE V in entering into or continuing such service. The rights to indemnification and to the Advance of Expenses conferred in this ARTICLE V shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6. Non Exclusivity of Rights. The rights to indemnification and to the Advance of Expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under the corporation’s certificate of incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7. Merger or Consolidation. For purposes of this ARTICLE V, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI.

CERTIFICATES OF STOCK

Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by any two authorized officers of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned by a transfer agent or an assistant transfer agent other than the corporation or its employee or by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates representing shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.

Section 4. Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates representing a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 7. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII.

GENERAL PROVISIONS

Section 1. Dividends. Subject to any applicable provisions of the certificate of incorporation, dividends payable upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 4 of ARTICLE VII shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6. Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation or entity held by the corporation shall be voted by the president or any other duly elected officer of the corporation, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9. Section Heading. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 11. Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VIII.

AMENDMENTS

These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

ARTICLE IX.

CERTAIN BUSINESS COMBINATIONS

The corporation, by the affirmative vote (in addition to any other vote required by law or the certificate of incorporation) of its stockholders holding a majority of the shares entitled to vote, expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

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